UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  April 30, 2009

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Biotech HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15044 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

The merger of Genentech, Inc. and Roche became effective on March 26, 2009.  As a result, Genentech, Inc. will no longer be an underlying constituent of the Biotech HOLDRS (SM) Trust.  In connection with the merger, shareholders will receive $95.00 in cash for each share of Genentech, Inc., and The Bank of New York Mellon will receive $8,360.00 for the 88 shares of Genentech, Inc. per 100 share round-lot of Biotech HOLDRS.  The Bank of New York Mellon distributed the cash at a rate of $83.60 per depositary share of Biotech HOLDRS less custody fees of $0.024.  The record date and the payable date for the distribution was April 3, 2009 and April 28, 2009, respectively.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Biotech HOLDRS Trust Prospectus Supplement dated April 29, 2009 to Prospectus dated March 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: April 30, 2009	By:	/s/ Thomas W. Lee
		Name:	Thomas W. Lee
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Biotech HOLDRS Trust Prospectus Supplement dated April 29, 2009 to Prospectus dated March 11, 2009.